SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 19, 2014

______________________________

BROOKLINE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23695	04-3402944
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. employer Identification No.)

131 Clarendon Street, Boston, Massachusetts	02117
(Address of principal executive offices)	(Zip Code)

(617) 425-4600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2014, the Board of Directors of Brookline Bancorp, Inc. (the “Company”) appointed Carl M. Carlson as Chief Financial Officer and Treasurer (and, in such capacities, the principal financial officer and principal accounting officer of the Company) of the Company, effective April 1, 2014, succeeding Julie A. Gerschick, who resigned from the Company effective December 31, 2013.

Mr. Carlson, age 50, has served as Senior Vice President and Deputy Chief Financial Officer at Webster Financial Corporation since 2011.  In addition, Mr. Carlson served as Senior Vice President and Director, Finance, at Webster Financial Corporation from 2007 to 2011, and as a Senior Vice President, Strategic Planning at North Fork Bancorporation, Inc. from 1992 to 2007.

Mr. Carlson will be paid an annual base salary of $325,000, and will be eligible to participate in the Company’s 2014 annual incentive program at an annual target rate equal to 50% of his base salary.  Mr. Carlson will receive three restricted stock grants:  (1) a restricted stock grant equal to $107,250, with one-half of these shares vesting ratably over three years and the remaining shares vesting at the conclusion of three years based on the performance of the Company relative to its named peer group; (2) a grant equal to $100,000, with all shares vesting at the conclusion of three years based on the performance of the Company relative to its named peer group; and, (3) a grant equal to $100,000, with all shares vesting in 2019.  Additionally, starting in 2015, Mr. Carlson will be eligible to participate in the Company’s long-term incentive plan and is expected to receive a restricted stock grant award equal to 33% of his annual base salary, with one-half of these shares vesting ratably over three years and the remaining shares vesting at the conclusion of three years based on the performance of the Company relative to its named peer group.  Finally, Mr. Carlson will receive a $50,000 signing bonus.

In addition, the Company intends to enter into a Change in Control Agreement with Mr. Carlson in substantially the form provided to other officers of the Company.  The Change in Control Agreement will provide certain benefits in the event of a change in control of the Company.  Under the Change in Control Agreement, if, within twelve months following a “Change in Control” of the Company (as defined in the Change in Control Agreement), Mr. Carlson’s employment with the Company is terminated by the Company other than for cause, or by Mr. Carlson for good reason (each as defined in the Change in Control Agreement), Mr. Carlson would be entitled to (1) a payment equal to two times the sum of Mr. Carlson’s annual base salary in effect immediately prior to the “Change in Control” and Mr. Carlson’s target bonus for the fiscal year in which the “Change in Control” occurred, and, (2) continuation of certain benefits provided by the Company for 24 months following the date of termination.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

99.1 Press Release issued by Brookline Bancorp, Inc. on March 19, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROOKLINE BANCORP, INC.

Date:	March 19, 2014	By:	/s/ Michael W. McCurdy
Michael W. McCurdy
General Counsel and Secretary

EXHIBIT INDEX

The following exhibits are furnished as part of this report:

Exhibit No.	Description

99.1	Press Release of Brookline Bancorp, Inc. dated March 19, 2014